UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On March 27, 2015, Peabody Energy Corporation (the Company) sent a communication to analysts regarding the potential effects of U.S. government royalty changes for coal mined on federal lands. That communication:

•
Outlined the Company’s belief that certain recent news articles have overstated the potential effects of U.S. government royalty changes for coal mined on federal lands, with the most relevant proposed rule changes related to exports;

•	Clarified that a vast majority of the Company’s Southern Powder River Basin coal production is sold to end-use customers for domestic generation purposes and would not be affected by this rule; and

•
Asserted that the Company would have had little financial impact from this proposed rule if it were in place in recent years because only a small amount of the coal it exported was sourced from federal lands.

As provided in General Instruction B.2 of Form 8-K, the information included under this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

March 27, 2015	By: /s/ Bryan L. Sutter
Name: Bryan L. Sutter
Title: Assistant Secretary

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